UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 20, 2016

PIONEER NATURAL RESOURCES COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-13245	75-2702753
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5205 N. O'Connor Blvd., Suite 200, Irving, Texas		75039
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (972) 444-9001

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.02.                      Results of Operations and Financial Condition

Explanatory note:  Pioneer Natural Resources Company and its subsidiaries ("Pioneer" or the "Company") presents in this Item 2.02 certain information regarding the impact of changes in the fair values of derivative instruments on its results of operations for the three and twelve months ended December 31, 2015 and certain other information regarding its derivative instruments.

The following table summarizes net derivative gains and losses that Pioneer expects to record in its earnings for the three and twelve months ended December 31, 2015:

DERIVATIVE GAINS, NET
(in millions)

	Three Months Ended December 31, 2015	Twelve Months Ended December 31, 2015
Noncash changes in fair value:
Oil derivative gains (losses)	$(10)	$36
NGL derivative gains	—	8
Gas derivative losses	(12)	(41)
Marketing derivative losses	—	(3)
Interest rate derivative gains	2	3
Total noncash derivative gains (losses), net	(20)	3

Net cash receipts (payments) on settled derivative instruments:
Oil derivative receipts	240	744
NGL derivative receipts	11	18
Gas derivative receipts	29	114
Marketing derivative receipts (payments)	1	(3)
Interest rate derivative receipts	1	3
Total cash receipts on settled derivative instruments, net	282	876
Total derivative gains, net	$262	$879

Item 7.01                 Regulation FD Disclosure

Oil, NGL and gas price derivatives. The following table presents Pioneer’s open commodity oil, NGL and gas derivative positions as of January 18, 2016:

	2016				Year Ending December 31,
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	2017
Average Daily Oil Production Associated with Derivatives (Bbl):
Swap contracts:
Volume	35,000	35,000	—	—	—
NYMEX price	$59.88	$59.88	$—	$—	$—
Collar contracts with short puts:
Volume	63,000	68,000	112,000	112,000	34,000
NYMEX price:
Ceiling	$73.29	$72.43	$75.94	$75.94	$70.42
Floor	$63.04	$62.08	$65.41	$65.41	$57.65
Short put	$43.17	$42.94	$47.03	$47.03	$47.65
Average Daily NGL Production Associated with Derivatives (Bbl):
Propane swap contracts (a):
Volume	7,500	7,500	7,500	7,500	—
Price	$21.57	$21.57	$21.57	$21.57	$—
Average Daily Gas Production Associated with Derivatives (MMBtu):
Swap contracts:
Volume	70,000	70,000	70,000	70,000	—
NYMEX price	$4.06	$4.06	$4.06	$4.06	$—
Collar contracts with short puts:
Volume	180,000	180,000	180,000	180,000	—
NYMEX price:
Ceiling	$4.01	$4.01	$4.01	$4.01	$—
Floor	$3.24	$3.24	$3.24	$3.24	$—
Short put	$2.78	$2.78	$2.78	$2.78	$—
Basis swap contracts:
Gulf Coast index swap volume (b)	10,000	10,000	10,000	10,000	—
Price differential ($/MMBtu)	$—	$—	$—	$—	$—
Mid-Continent index swap volume (b)	15,000	15,000	15,000	15,000	45,000
Price differential ($/MMBtu)	$(0.32)	$(0.32)	$(0.32)	$(0.32)	$(0.32)
Permian Basin index swap volume (c)	6,813	—	—	6,630	—
Price differential ($/MMBtu)	$0.26	$—	$—	$0.38	$—
__________

(a)	Represent swap contracts that reduce the price volatility of forecasted propane sales by the Company at Mont Belvieu, Texas and Conway, Kansas-posed prices.

(b)
Represent swaps that fix the basis differentials between the index price at which the Company sells its Gulf Coast and Mid-Continent gas, respectively, and the NYMEX Henry Hub index price used in gas swap and collar contracts with short puts.

(c)	Represent swaps that fix the basis differentials between Permian Basin index prices and southern California index prices for Permian Basin gas forecasted for sale in southern California.

Interest rate derivatives. As of January 18, 2016, the Company does not have any interest rate derivatives outstanding.

Marketing derivatives. As of January 18, 2016, the Company does not have any marketing derivatives outstanding.

Cautionary Statement Concerning Forward-Looking Statements

Except for historical information contained herein, the statements in this Current Report on Form 8-K are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements and the business prospects of the Company are subject to a number of risks and uncertainties that may cause the Company's actual results in future periods to differ materially from the forward-looking statements. These risks and uncertainties include, among other things, volatility of commodity prices, product supply and demand, competition, the ability to obtain environmental and other permits and the timing thereof, other government regulation or action, the ability to obtain approvals from third parties and negotiate agreements with third parties on mutually acceptable terms, litigation, the costs and results of drilling and operations, availability of equipment, services, resources and personnel required to perform the Company's drilling and operating activities, access to and availability of transportation, processing, fractionation and refining facilities, Pioneer's ability to replace reserves, implement its business plans or complete its development activities as scheduled, access to and cost of capital, the financial strength of counterparties to Pioneer's credit facility and derivative contracts and the purchasers of Pioneer's oil, NGL and gas production, uncertainties about estimates of reserves and the ability to add proved reserves in the future, the assumptions underlying production forecasts, quality of technical data, environmental and weather risks, including the possible impacts of climate change, the risks associated with the ownership and operation of the Company's industrial sand mining and oilfield services businesses and acts of war or terrorism. These and other risks are described in the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission. In addition, the Company may be subject to currently unforeseen risks that may have a materially adverse impact on it. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward-looking statements. The Company undertakes no duty to publicly update these statements except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER NATURAL RESOURCES COMPANY

	By:	/s/ Margaret M. Montemayor
Margaret M. Montemayor,
Vice President and Chief Accounting Officer

Dated: January 20, 2016